EXHIBIT 99.1

Skye Bioscience Appoints Biotech Executive

Praveen Tyle, Ph.D. to Board of Directors

SAN DIEGO, CA, July 25, 2021 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“SKYE” or the “Company”), a biopharmaceutical company developing proprietary, synthetic cannabinoid-derived molecules to treat glaucoma and other diseases with significant unmet need, has appointed Praveen Tyle, Ph.D., as an independent director to the Company’s board. Dr. Tyle brings over 35 years of experience in the pharmaceutical industry, with over 37 years in senior executive leadership positions encompassing research and development, clinical development, manufacturing, regulatory, business development and operations as well as roles as a board director and scientific advisory board member.

“We are delighted to have Dr. Tyle join Skye’s board of directors. We believe his broad leadership experience will prove invaluable as we advance our lead clinical program and execute strategies to expand our development portfolio,” said Punit Dhillon, Chief Executive Officer and Chair of Skye Bioscience. “With expertise originating from a deep scientific foundation, Praveen has extensive cross-functional experience working with companies at various stages spanning big pharma through start-up biotech. He has experience in multiple disease areas including ocular disorders and brings a wealth of industry and academic insight. We look forward to his contribution and guidance.”

“Skye’s unique and innovative approach has the potential to treat a range of diseases with significant unmet needs,” said Dr. Tyle. “I am honored to join Skye’s Board of Directors and look forward to contributing to the Company’s advancement of its promising product candidates through clinical development.”

Dr. Tyle is currently President & Chief Executive Officer and a director of Invectys, Inc, an immuno-oncology company spun out of the world-renowned Pasteur Institute. He was previously President & Chief Executive Officer and a director of Osmotica Pharmaceutical Corp, focused on central nervous system drug development. In past roles Dr. Tyle served at Novartis OTC as Senior Vice President and Global Head of Business Development and Licensing as well as Senior Vice President & Global Head of Research and Development. Earlier in his career he was Corporate Senior Vice President and Chief Scientific Officer of Bausch & Lomb.

Dr. Tyle was also an Adjunct Associate Professor of Ophthalmology at the University of Rochester Eye Institute Medical Center, among other current and past academic roles. He has co-authored over 100 peer-reviewed academic papers and presentations and is named on multiple patents, including patents related to ophthalmic innovations, drug delivery and glaucoma.

About Skye Bioscience

Skye Bioscience Inc. is a biopharmaceutical company unlocking the pharmaceutical potential of cannabinoids through the development of its proprietary, cannabinoid-derived molecules to treat diseases with significant unmet needs. The company’s lead program, THCVHS, is focused on treating glaucoma, a disease with no cure and the world’s leading cause of irreversible blindness. For more information, please visit: www.skyebioscience.com

CONTACT

Karam Takhar

VP, Corporate Development & Investor Relations

Email: ir@skyebioscience.com

Phone: (858) 410-0266

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, timing of clinical trials and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.